EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-149933, 333-147151, 333-144129, 333-46834, 33-63429, 33-88984, 33-88982 and 33-87638 on Form S-8 of (i) our report dated October 28, 2008 related to the consolidated balance sheets as of August 31, 2008 and 2007, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended August 31, 2008 of Apollo Group, Inc. and subsidiaries, which we expressed an unqualified opinion on those financial statements and included an explanatory paragraph on the Company’s change in method of accounting for income taxes to comply with Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 and (ii) our report dated October 28, 2008 on the effectiveness of internal control over financial reporting of Apollo Group, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Apollo Group, Inc. and subsidiaries for the year ended August 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
October 28, 2008

127